Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

News Media

Investor Relations

Sheri Woodruff	Ed Arditte
609-720-4399	609-720-4621
swoodruff@tyco.com	John Roselli
609-720-4624
Karen Chin
609-720-4398

TYCO DELIVERS NOTICE OF REDEMPTION OF SERIES A 2.75 PERCENT CONVERTIBLE
SENIOR DEBENTURES DUE 2018

PEMBROKE, Bermuda — Feb. 21, 2006 — Tyco International Ltd. (NYSE: TYC; BSX: TYC) today, through Tyco International Group S.A. (“TIGSA”), its Luxemburg subsidiary, delivered a notice of redemption to the holders of TIGSA’s Series A 2.75 percent Convertible Senior Debentures due 2018 (the “Series A Convertible Debentures”).  The Series A Convertible Debentures are guaranteed by Tyco International Ltd.  As stated in the notice of redemption and in accordance with the Indenture under which the Series A Convertible Debentures were issued, TIGSA is exercising its right to redeem all of its Series A Convertible Debentures at a redemption price of 101.1 percent of the principal amount outstanding plus interest accrued prior to the redemption date of March 8, 2006.

The Series A Convertible Debentures are convertible into 43.892 Tyco Common Shares per $1,000 principal amount of the Series A Convertible Debentures — subject to certain conditions set forth in the indenture and in the Series A Convertible Debentures, and subject to adjustment under certain circumstances.   Any holder may convert its Series A Convertible Debentures so long as such holder complies with the conditions to conversion described in the Series A Convertible Debentures prior to 5 p.m. EST on March 8, 2006.

Tyco will redeem any unconverted Series A Convertible Debentures solely with cash.  The aggregate current principal amount of the Series A Convertible Debentures plus interest accrued through March 8, 2006 is approximately $1.26 billion.   Tyco intends to use available funds to redeem any unconverted Series A Convertible Debentures.

This press release does not constitute a notice of redemption of the Series A Convertible Debentures.  The redemption is made solely pursuant to TIGSA’s notice of redemption dated February 21, 2006 and delivered by the trustee under the indenture to the holders of the Series A Convertible Debentures.

ABOUT TYCO INTERNATIONAL

Tyco is a global, diversified company that provides vital products and services to customers in four business segments: Fire & Security, Electronics, Healthcare, and Engineered Products & Services. With 2005 revenue of $40 billion, Tyco employs approximately 250,000 people worldwide. More information on Tyco can be found at www.tyco.com.

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco’s businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 30, 2005, and Quarterly Report on Form 10-Q for the quarterly period ended December 30, 2005.

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